Exhibit 8.1

LIST OF SUBSIDIARIES (EXHIBIT)

ENTITY	JURISDICTION OF INCORPORATION	BUSINESS	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY CIBEST CORPORATE GROUP 2025	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY CIBEST CORPORATE GROUP 2024	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY CIBEST CORPORATE GROUP 2023
Valores Cibest S.A.S.(1)	Colombia	Investments	100.00%	-%	-%
Inversiones Cibest S.A.S.(1)	Colombia	Investments	100.00%	-%	-%
Cibest Investment Management S.A.S.(1)	Colombia	Investments	100.00%	-%	-%
Cibest Inversiones Estratégicas S.A.S.(1)	Colombia	Investments	100.00%	-%	-%
Bancolombia S.A.(1)	Colombia	Banking	100.00%	100.00%	100.00%
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	98.81%	98.81%	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment banking	100.00%	100.00%	100.00%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100.00%	100.00%	100.00%
Wompi S.A.S.	Colombia	Technology services provider	100.00%	100.00%	100.00%
Renting Colombia S.A.S.	Colombia	Operating leasing	100.00%	100.00%	100.00%
Transportempo S.A.S. "En liquidación"(2)	Colombia	Transportation	-%	-%	100.00%
Inversiones CFNS S.A.S.	Colombia	Investments	100.00%	100.00%	99.94%
P.A Tokenización Novus(3)	Colombia	Trust for administration and payments	100.00%	-%	-%
Negocios Digitales Colombia S.A.S.	Colombia	Payment solutions	100.00%	100.00%	100.00%
Fondo de Capital Privado Fondo Inmobiliario Colombia(4)	Colombia	Real estate investment fund	78.48%	80.47%	80.47%
P.A. Inmuebles CEM(4)	Colombia	Mercantile trust	78.48%	80.47%	80.47%
P.A. Calle 92 FIC-11(4)	Colombia	Mercantile trust	51.01%	52.31%	52.31%
P.A. FIC Edificio Corfinsura(4)	Colombia	Mercantile trust	78.48%	80.47%	80.47%
P.A. FIC-A5(4)	Colombia	Mercantile trust	78.48%	80.47%	80.47%
P.A. FIC Inmuebles(4)	Colombia	Mercantile trust	78.48%	80.47%	80.47%
P.A. FIC Clínica de Prado(4)	Colombia	Mercantile trust	60.47%	62.00%	62.00%
P. A. FIC A6(4)	Colombia	Mercantile trust	78.48%	80.47%	80.47%

P.A. Central Point(4)	Colombia	Mercantile trust	58.86%	60.35%	60.35%
Fideicomiso Irrevocable de Garantía, Fuente de Pago y Administración Inmobiliaria Polaris(5)	Colombia	Mercantile trust	-%	-%	80.47%
P.A. Fideicomiso Twins Bay(4)	Colombia	Mercantile trust	78.48%	80.47%	80.47%
Fideicomiso Lote Av San Martín(4)	Colombia	Mercantile trust	78.48%	80.47%	80.47%
P.A. Fideicomiso Lote 30(4)	Colombia	Mercantile trust	78.48%	80.47%	80.47%
Fideicomiso Fondo Inmobiliario Bancolombia(4)	Colombia	Mercantile trust	78.48%	80.47%	80.47%
P.A. Florencia Ferrara(4)	Colombia	Mercantile trust	43.16%	44.26%	44.26%
P.A. Flor Morado Plaza(4)	Colombia	Mercantile trust	78.48%	80.47%	80.47%
P.A. Galería la 33(6)	Colombia	Mercantile trust	-%	80.47%	80.47%
P.A Linz Granz del Rio(4)	Colombia	Mercantile trust	43.16%	44.26%	-%
Fideicomiso Selecto Terrazu Etapa 1 Torre 1(4)	Colombia	Mercantile trust	62.79%	64.38%	-%
Fideicomiso Selecto Terrazu Etapa 1 Torre 2(7)	Colombia	Mercantile trust	62.79%	-%	-%
Fideicomiso Lote C6 Carton de Colombia(7)	Colombia	Mercantile trust	43.16%	-%	-%
Fideicomiso Mokana Recursos(7)	Colombia	Mercantile trust	39.24%	-%	-%
Fideicomiso River Park(7)	Colombia	Mercantile trust	43.16%	-%	-%
Valores Simesa S.A.(8)	Colombia	Investments	57.40%	62.75%	64.93%
Fideicomiso Lote Distrito Vera B1B2(9)	Colombia	Mercantile trust	-%	62.44%	64.61%
Fideicomiso Lote Distrito Vera B3B4(10)	Colombia	Mercantile trust	-%	-%	64.61%
P.A. FAI Calle 77	Colombia	Mercantile trust	98.00%	98.00%	98.00%
P.A. Nomad Salitre	Colombia	Mercantile trust	98.00%	98.00%	98.00%
P.A. Nomad Central-2	Colombia	Mercantile trust	98.00%	98.00%	98.00%
P.A. Calle 84 (2)	Colombia	Mercantile trust	98.00%	98.00%	98.00%
P.A. Calle 84 (3)	Colombia	Mercantile trust	98.00%	98.00%	98.00%
P.A. Nomad Distrito Vera(11)	Colombia	Mercantile trust	98.00%	98.00%	-%
P.A Nexo(11)	Colombia	Mercantile trust	98.00%	98.00%	-%
P.A. Mercurio	Colombia	Mercantile trust	100.00%	100.00%	100.00%
P.A CEDIS Sodimac(11)	Colombia	Mercantile trust	100.00%	100.00%	-%
Wenia S.A.S.	Colombia	Technology services	100.00%	100.00%	100.00%
P.A. Wenia	Colombia	Mercantile trust	100.00%	100.00%	100.00%

Nequi S.A. Compañía de Financiamiento	Colombia	Financial services	100.00%	100.00%	100.00%
Sociedad Beneficiaria BC Panamá S.A.S(12)	Colombia	Holding	-%	100.00%	-%
P.A Títulos de Pagos por Ejecución(13)	Colombia	Mercantile trust	100.00%	-%	-%
Cibest Panamá Assets, S.A(14)	Panama	Investment	100.00%	-%	-%
Cibest Capital Panamá, S.A. (before Valores Banistmo S.A.)(14)	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Bancolombia Panamá S.A.	Panama	Banking	100.00%	100.00%	100.00%
Sistemas de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100.00%	100.00%	100.00%
Banagrícola S.A.	Panama	Holding	99.17%	99.17%	99.17%
Banistmo S.A.(15)	Panama	Banking	100.00%	100.00%	100.00%
Banistmo Investment Corporation S.A.(15)	Panama	Trust	100.00%	100.00%	100.00%
Leasing Banistmo S.A.(15)	Panama	Leasing	100.00%	100.00%	100.00%
Banistmo Panamá Fondos de Inversión S.A.(15)	Panama	Investment fund holder	100.00%	100.00%	100.00%
Desarrollo de Oriente S.A.(15)	Panama	Real estate	100.00%	100.00%	100.00%
Banistmo Capital Markets Group Inc.(15)(16)	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Anavi Investment Corporation S.A.(15)(16)	Panama	Real estate	100.00%	100.00%	100.00%
Steens Enterprises S.A.(15)(16)	Panama	Portfolio holder	100.00%	100.00%	100.00%
Ordway Holdings S.A.(15)(16)	Panama	Real estate broker	100.00%	100.00%	100.00%
Grupo Agromercantil Holding S.A.	Panama	Holding	100.00%	100.00%	100.00%
Banco Agromercantil de Guatemala S.A.	Guatemala	Banking	99.68%	99.68%	99.68%
Seguros Agromercantil de Guatemala S.A.	Guatemala	Insurance agency	79.92%	79.92%	79.92%
Financiera Agromercantil S.A.	Guatemala	Financial services	100.00%	100.00%	100.00%
Agrovalores S.A.	Guatemala	Securities brokerage	100.00%	100.00%	100.00%
Arrendadora Agromercantil S.A.	Guatemala	Financial Leasing	100.00%	100.00%	100.00%
Asistencia y Ajustes S.A.	Guatemala	Roadside and medical assistance services	100.00%	100.00%	100.00%
Serproba S.A.	Guatemala	Maintenance and remodeling services	100.00%	100.00%	100.00%
Servicios de Formalización S.A.	Guatemala	Loans formalization	100.00%	100.00%	100.00%
Conserjeria, Mantenimiento y Mensajería S.A. "En liquidación"	Guatemala	Maintenance services	100.00%	100.00%	100.00%
Mercom Bank Ltd.(17)	Barbados	Banking	99.68%	99.68%	99.68%
New Alma Enterprises Ltd.	Bahamas	Investments	99.68%	99.68%	99.68%
Bancolombia Puerto Rico Internacional Inc.	Puerto Rico	Banking	100.00%	100.00%	100.00%
Sinesa Cayman, Inc.(18)	Cayman Islands	Banking	100.00%	100.00%	100.00%
Banco Agrícola S.A.	El Salvador	Banking	97.36%	97.36%	97.36%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.37%	97.37%	97.37%

Accelera S.A. de C.V.	El Salvador	Credit card services	97.36%	97.36%	97.36%
Valores Banagrícola S.A. de C.V.	El Salvador	Securities brokerage	98.89%	98.89%	98.89%
Inversiones Financieras Banco Agrícola S.A. IFBA	El Salvador	Holding	98.89%	98.89%	98.89%
Gestora de Fondos de Inversión Banagrícola S.A.	El Salvador	Administers investment funds	98.89%	98.89%	98.89%
Bagrícola Costa Rica S.A.	Costa Rica	Business and management advising	99.17%	99.17%	99.17%
Cibest Capital Holdings USA LLC (before Bancolombia Capital Holdings USA LLC)	United States	Holding	100.00%	100.00%	100.00%
Cibest Capital Advisory Services LLC (before Bancolombia Capital Advisers LLC)	United States	Investment advisor	100.00%	100.00%	100.00%
Cibest Capital Securities LLC (before Bancolombia Capital LLC)	United States	Securities brokerage	100.00%	100.00%	100.00%
Wenia Ltd.	Bermuda	Technology services	100.00%	100.00%	100.00%
(1) Incorporation of subsidiaries due to changes in the corporate structure, whereby Grupo Cibest S.A. became the holding company of all financial entities and other companies within the Group, including Bancolombia.
(2) Company liquidated in July 2024. For further information, see Consolidated Financial Statement, Note 1. Reporting Entity.
(3) Trust for administration and payments consolidated by Inversiones CFNS S.A.S as of December 2025.
(4) Decrease in the shareholding percentage is due to the entry of a new investor into the private equity fund “Fondo de Capital Privado Fondo Inmobiliario Colombia” as of September 2025.
(5) On February 29, 2024, the trust rights were transferred as a result of the sale by Fondo de Capital Privado Fondo Inmobiliario Colombia.
(6) On August 21, 2025, the trust rights were transferred by Fondo de Capital Privado Fondo Inmobiliario Colombia.
(7) Trust funds consolidated through Fondo de Capital Privado Fondo Inmobiliario Colombia: Fideicomiso Selecto Terrazu Etapa 1 Torre 2 as of May 2025; Fideicomiso Lote C6 Cartón de Colombia and Fideicomiso Mokana as of September 2025; and Fideicomiso River Park as of November 2025.
(8) Decrease in the shareholding percentage is due to the share buyback process carried out by the subsidiary Valores Simesa S.A. during 2025.
(9) During 2025, the trust rights of the Trust Fund were transferred as a result of the sale by Valores Simesa S.A. (the Fund’s parent company).
(10) During 2024, the trust rights of the Trust Fund were transferred as a result of the sale by Valores Simesa S.A.
(11) During May, June and November 2024, the parent company was established as trustor of P.A. CEDIS Sodimac, P.A. Nomad Distrito Vera and P.A. Nexo, respectively through a management mercantile trust agreement, for real estate activity purposes.
(12) On September 27, 2024, Sociedad Beneficiaria BC Panamá was established, a company whose corporate purpose is to be the beneficiary of the division of a company domiciled in Panama, by virtue of which it partially transfers its assets, as a consequence of the above, to be the owner of the assets and liabilities received on the occasion of said operation, and merge with a company domiciled in Colombia. For further information, see Consolidated Financial Statement, Note 1. Reporting Entity. In 2025, once the transaction was completed, the company Beneficiaria BC Panamá was liquidated.
(13) Company consolidated as of December 2025 through Bancolombia S.A.
(14) Investments of Grupo Cibest resulting form the the partial spin-off by Banistmo of 100% of the shares it held in Cibest Capital Panamá, S.A. (before Valores Banistmo S.A.), in favor of Cibest Panamá Assets S.A., a Panamanian company wholly owned by Cibest. For further information, see Consolidated Financial Statement, Note 1. Reporting Entity.
(15) On December 18, 2025, Grupo Cibest informed to the market the execution of a share purchase agreement with Inversiones Cuscatlán Centroamérica S.A. for the sale of 100% of the shares of Banistmo S.A. For further information, see Consolidated Financial Statement, Note 1. Reporting Entity.
(16) Investments in non-operational stage.
(17) On September 30, 2021, Mercom Bank Ltd shareholder authorized the beginning of an organized and gradual process to transfer of the assets and liabilities of Mercom Bank, Ltd., to Banco Agromercantil de Guatemala, S. A. or other companies of Cibest Corporate Group. For further information, see Consolidated Financial Statement, Note 1. Reporting Entity.
(18) On October 5, 2020, the Board of Directors of Bancolombia Panamá (the subsidiary’s parent company) approved the commencement of a gradual wind-up process of Sinesa Cayman, Inc.’s operations (formerly Bancolombia Cayman). For further information, see Consolidated Financial Statement, Note 1. Reporting Entity.